SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICASBANK CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

[AMERICASBANK CORP. LETTERHEAD]

April 16, 2007

Dear Fellow Stockholder:

We cordially invite you to attend the annual meeting of stockholders of AmericasBank Corp. We will hold the meeting at AmericasBank’s office located at 500 York Road, Towson, Maryland, on Wednesday, May 23, 2007, at 4:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations for the recently completed fiscal year. Our directors and officers, as well as a representative of Rowles & Company, LLP, our independent auditor, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Mark H. Anders

Mark H. Anders
President and Chief Executive Officer

AMERICASBANK CORP.

500 York Road

Towson, Maryland 21204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2007, AT 4:00 P.M.

The Annual Meeting of Stockholders of AmericasBank Corp., a Maryland corporation, will be held on Wednesday, May 23, 2007, at 4:00 p.m., local time, at AmericasBank Corp.’s office located at 500 York Road, Towson, Maryland 21204 for the following purposes:

1.	To elect five directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2010, and until their successors are duly elected and qualified.

2.	To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of AmericasBank Corp. for 2007.

3.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting of Stockholders on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting of Stockholders may be adjourned. Only stockholders of record at the close of business on April 5, 2007 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy card and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to AmericasBank Corp., by executing a proxy bearing a later date, or by attending the meeting and voting in person.

You are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

/s/ Lee W. Warner

Lee W. Warner
Chairman of the Board

Towson, Maryland

April 16, 2007

PROXY STATEMENT OF

AMERICASBANK CORP.

500 York Road

Towson, Maryland 21204

PROXY STATEMENT

Annual Meeting of Stockholders to be held on

May 23, 2007 at 4:00 P.M.

INTRODUCTION

This Proxy Statement is furnished to stockholders of AmericasBank Corp. in connection with the solicitation of proxies by AmericasBank Corp.’s Board of Directors to be used at the annual meeting of stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 23, 2007, at 4:00 p.m., local time, at AmericasBank Corp.’s office located at 500 York Road, Towson, Maryland 21204. The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy material is being sent to AmericasBank Corp.’s stockholders on or about April 16, 2007. AmericasBank Corp.’s annual report on Form 10-KSB, including financial statements for the year ended December 31, 2006, has been mailed to all stockholders with this proxy material.

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of AmericasBank Corp. The Board of Directors selected Mr. Mark H. Anders and Mr. Lee W. Warner or either of them, to act as proxies with full power of substitution. The proxy is revocable at any time prior to or at the Annual Meeting by written notice to AmericasBank Corp., by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, AmericasBank Corp., 500 York Road, Towson, Maryland 21204, and will be effective if received by the Secretary prior to the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

In addition to solicitation by mail, proxies may be solicited by officers and directors of AmericasBank Corp. personally or by telephone. Such persons will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by AmericasBank Corp. and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. AmericasBank Corp. will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of AmericasBank Corp. registered in the name of nominees.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on April 5, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,654,202 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” a nominee or “WITHHOLD AUTHORITY” for a nominee are counted to determine the total number of votes cast, and abstentions and broker non-votes have no effect on the outcome of the election. The affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the appointment of Rowles & Company LLP. An abstention or broker non-vote is not included in calculating votes cast with respect to this proposal.

A broker “non-vote” is a proxy received from a broker or nominee indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power.

All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

FOR the nominees for directors named below; and

FOR ratification of the appointment of Rowles & Company, LLP as independent public accountants for the year ending December 31, 2007.

Proxies will be voted as directed by a majority of the Board of Directors on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Security Ownership

The following table sets forth the beneficial ownership of AmericasBank Corp.’s common stock as of March 16, 2007 by (i) persons believed by AmericasBank Corp. to beneficially own more than five percent (5%) of the common stock; (ii) AmericasBank Corp.’s directors and executive officers; and (iii) all directors and executive officers of AmericasBank Corp. as a group. Unless otherwise noted below, we believe that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person. The table below includes only warrants and options to purchase common stock that are exercisable within 60 days of March 16, 2007.

Name and Address of Beneficial Owner (1)	Shares of Common Stock	Warrants to Purchase Common Stock	Options to Purchase Common Stock	Total Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Ownership (1)
Mark H. Anders(2)	10,000	—	8,000	18,000	*
Nicholas J. Belitsos, M.D(3)	26,508	24,009	4,390	54,907	2.05%
Richard C. Faint, Jr.	1,100	—	1,000	2,100	*
Savas J. Karas	62	—	1,000	1,062	*
Allen S. Lloyd, Jr.	100	—	1,000	1,100	*
John D. Muncks(4)	10,000	—	5,375	15,375	*
Mark D. Noar, M.D.(5)	13,127	23,128	4,215	40,470	1.51%
Kenneth D. Pezzulla(6)	1,575	3,263	6,890	11,728	*
A Gary Rever(7)	10,000	—	6,688	16,688	*
Ramon F. Roig, M.D.(8)	18,000	24,525	4,430	46,955	1.75%
Graylin E. Smith	62	—	1,000	1,062	*
Lee W. Warner(9)	33,750	31,250	4,070	69,070	2.57%
John C. Weiss, III	62	—	1,000	1,062	*
William L. Wilcox, Jr.	—	—	500	500	*
Directors and Officers as a Group, fourteen (14) people	124,346	106,175	49,058	280,079	9.97%
Jeffrey A. Miller, Eric D. Jacobs, Miller & Jacobs Capital, L.L.C. and Acadia Master Fund I, Ltd. (10)	208,801	—	—	208,801	7.87%
John Sheldon Clark (11)	187,500	—	—	187,500	7.06%
Hot Creek Capital, LLC, Hot Creek Ventures 2, L.P. and David M. W. Harvey (12)	258,075	—	—	258,075	9.72%
Resource America Resource Financial Fund Management, Inc. Resource Financial Institutions Group, Inc. (13)	265,000	—	—	265,000	9.98%
TRF Partners, LLC, Tiedemann Rosinus, L.P. and Michael F. Rosinus(14)	158,000	—	—	158,000	5.95%
First Manhattan Co. (15)	170,150	—	—	170,150	6.41%

*	Represents less than 1% of outstanding shares.

(1)	Unless otherwise indicated, the address of each person listed in the foregoing table is c/o AmericasBank Corp., 500 York Road, Towson, Maryland 21204. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership within sixty days. Beneficial ownership also includes any shares held in the name of an individual’s spouse, minor children or other relatives living in the individual’s home. Accordingly, the total number of shares beneficially owned includes shares of capital stock owned by the named persons as of March 16, 2007 and shares of common stock subject warrants and/or options held by the named persons that are exercisable as of, or within 60 days of, March 16, 2007. The shares of common stock subject to warrants or options are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	10,000 of the shares of common stock are held for the benefit of Mr. Anders’ IRA, as to which Mr. Anders has sole voting and investment power.

(3)	1,250 of the shares of common stock and 1,250 of the warrants are held for the benefit of the Nicholas J. Belitsos, M.D. Profit Sharing Trust, as to which Dr. Belitsos is the sole trustee; and 175 shares of the common stock and 175 warrants are held by dependent children.

(4)	10,000 of the shares of common stock are held for the benefit of Mr. Muncks’ IRA, as to which Mr. Muncks has sole voting and investment power.

(5)	8,566 of the shares of common stock and 12,566 of the warrants are held jointly with Dr. Noar’s wife, as to which Dr. Noar shares voting and investment power; 3,455 of the shares of common stock and 9,455 of the warrants are held by dependent children; 546 of the shares of the common stock and 546 of the warrants are held for the benefit of Dr. Noar’s IRA, as to which Dr. Noar has sole voting and investment power; and 546 of the shares of the common stock and 546 of the warrants are held by Dr. Noar’s wife’s IRA.

(6)	750 of the shares of common stock and 750 of the warrants are held for the benefit of Mr. Pezzulla’s IRA, as to which Mr. Pezzulla has sole voting and investment power and 812 shares of common stock and 2,500 warrants are held jointly with Mr. Pezzulla’s wife.

(7)	10,000 of the shares of common stock are held for the benefit of Mr. Rever’s IRA, as to which Mr. Rever has sole voting and investment power.

(8)

750 of the shares of the common stock and 750 of the warrants are held for the benefit of Dr. Roig’s IRA, as to which Dr. Roig has sole voting and investment power; 750 shares are held jointly with Dr. Roig’s wife; 10,525 of the shares of common stock and 10,525 of the warrants are held for the benefit of Raymond F. Roig, Jr., M.D. P.A. Profit Sharing Plan & Trust, as to which Dr. Roig is the sole trustee; and 500 of the shares of common stock and 500 of the warrants are held for the benefit of Dr. Roig’s wife’s IRA, as to which Mrs. Roig has sole voting and investment power. Dr Roig disclaims beneficial ownership as to the shares of common stock and warrants held for the benefit of his wife’s IRA.

(9)	The shares of common stock and the warrants are held jointly with Mr. Warner’s wife, as to which Mr. Warner shares voting and investment power.

(10)	The information set forth in this footnote is based solely on a review of the Schedule 13G, as amended, filed with the Securities and Exchange Commission (“SEC”) on February 14, 2007 by Jeffrey A. Miller, Eric D. Jacobs, Miller & Jacobs Capital, L.L.C. and Acadia Master Fund I, Ltd., which indicates ownership of 208,801 shares of common stock. Messrs. Miller and Jacobs do not directly own any shares of the common stock, but they indirectly own 208,801 shares of common stock due to their capacity as sole managers and members of Miller & Jacobs Capital, L.L.C, which in turn serves as the investment manager for Acadia Master Fund I, Ltd. The address for Messrs. Miller and Jacobs and Miller & Jacobs Capital, L.L.C. is P.O. Box 26039, Gallows Bay Station, Christiansted, St. Croix, USVI 00824. The address of Acadia Master Fund I, Ltd. is c/o Butterfield Fund Services (Bermuda) Limited, Rosebank Centre, 11 Bermudiana Road, Hamilton HM 08, Bermuda.

(11)

The information set forth in this footnote is based on a review of the Schedule 13D filed with the SEC on April 7, 2004 by John Sheldon Clark and other information known to us. Mr. Clark has indicated that he has beneficial ownership of 270,000 (or 67,500 shares after the reverse stock split) shares of common stock and that his address is 1633 Broadway, 30th Floor, New York, New York 10019.

(12)	The information set forth in this footnote is based solely on a review of the Schedule 13G, as amended, filed with the SEC on February 13, 2007 by Hot Creek Capital, LLC, Hot Creek Investors, L.P., and David M. W. Harvey which indicates ownership of 258,075 shares of common stock held by Hot Creek Ventures 2, L.P. (“Ventures”). Hot Creek Capital, L.L.C. is the general partner of Ventures and David M. W. Harvey is the principal member of the general partner and exercise voting and investment power over the shares held by Ventures. As a result, Hot Creek Capital, L.L.C. and Mr. Harvey may be considered the beneficial owners of any shares deemed to be beneficially owned by Ventures. Each of Mr. Harvey and Hot Creek Capital, L.L.C. disclaims any direct and beneficial ownership of the shares owned by Ventures. Their address is 6900 South McCarran Boulevard, Suite 3040, Reno, Nevada.

(13)

The information set forth in this footnote is based solely on a review of the Schedule 13G filed with the SEC on August 8, 2006 by Resource America, Inc. (“RAI”), Resource Financial Fund Management Inc. (“RFFM”) and Resource Financial Institution Group, Inc. (“RFIG”) which indicates ownership of 265,000 shares of common stock. RAI, RFFM and RFIG each may be deemed the beneficial owner of (i) 95,045 shares of common stock held by Compass Island Partners, L.P., and (ii) 62,810 shares of common stock held by Cradle Cove Partners, L.P., and (iii) 107,145 shares of common stock held by Compass Inland Partners A, L.P. (collectively, the “Funds”). RFIG is the general partner and acts as the investment manager of each of the Funds and has voting and dispositive power over the securities held by the Funds. RGIG is a wholly owned subsidiary of RFFM, which is a wholly owned subsidiary of RAI. As a result each of RFIG, RFFM and RAI may be deemed to beneficially own all 265,000 shares of common stock held by the Funds. RFFM and RAI each disclaim beneficial ownership of the shares owned by the Funds. The address of RAI and RFFM is 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103. The address of RFIG is 712 5th Avenue, 10th Floor, New York, New York 10019.

(14)

The information set forth in this footnote is based solely on a review of the Schedule 13G filed with the SEC on March 15, 2006 by TRF Partners, LLC having an address of One Northfield Plaza, Suite 300, Northfield, Illinois 60093, Tiedemann Rosinus, L.P. having an address of 535 Madison Avenue, 37th Floor, New York, New York 10022-4212, and Michael F. Rosinus having an address of One Northfield Plaza, Suite 300, Northfield, Illinois 60093, which indicates beneficial ownership of 150,000, 150,000, and 158,000 shares, respectively, of common stock. Michael F. Rosinus is the authorized person of Tiedemann Rosinus, L.P., which is the investment manager of TRF Partners, LLC. As a result, Michael F. Rosinus and Tiedemann Rosinus, L.P. may be considered the beneficial owners of any shares deemed to be beneficially owned by TRF Partners, LLC. Michael F. Rosinus beneficially owns an additional 8,000 shares held by an investment retirement account for Michael F. Rosinus. TRF Partners, LLC and Tiedemann Rosinus, L.P. disclaim beneficial ownership as to the shares held by the investment retirement account for Michael F. Rosinus.

(15)	The information set forth in this footnote is based solely on a review of the Schedule 13G filed with the SEC on February 12, 2007 by First Manhattan Co., which indicates beneficial ownership of 170,150 shares of common stock and that its address is 437 Madison Avenue, New York, New York 10022.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently has 13 directors, divided into three classes – Class 1, Class 2 and Class 3. Each class of director serves for a three-year term, and the term of office of one of the three classes expires each year. The current Class 2 directors’ terms expire at the 2007 annual meeting of stockholders. Directors of AmericasBank are elected annually by AmericasBank Corp., its sole stockholder.

The Board of Directors is recommending the election of Sava J. Karas, Kenneth D. Pezzulla, Graylin E. Smith, John C. Weiss, III, and William L. Wilcox, Jr. as Class 2 directors for a three-year term ending at the Annual Meeting of Stockholders to be held in 2010, and until their successors are duly elected and qualified.

Each nominee has consented to serve as a director, if elected. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.

It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors, or the size of the Board may be reduced to eliminate the vacancy.

The proxies solicited hereby, unless directed to the contrary, will be voted “For” the election as directors of all five nominees named below. In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary. Abstentions and broker non-votes have no effect on the outcome of the election.

Information regarding the nominees and the directors who will continue to serve unexpired terms, and certain information relating to them, follows. All directors are “independent directors” as defined under Nasdaq Rule 4200(a)(15) with the exception of Mark H. Anders and A. Gary Rever who are executive officers of AmericasBank Corp. and AmericasBank.

The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.

Nominees for election to the Board of Directors for a three-year term expiring in 2010:

SAVAS J. KARAS, age 40, is the founder and principal of Enterprise Solutions Group, Inc., a Hunt Valley, Maryland business solutions company. Mr. Karas founded the company in January 1994. Previously, he served as a manager with the firm of Booz-Allen and Hamilton from 1990 to 1993, and as a consultant with PricewaterhouseCoopers from 1989 to 1990. Mr. Karas is a Certified Public Accountant, a Certified Management Consultant, a Six Sigma blackbelt, and holds a Masters in Business Administration with a concentration in Accounting from Loyola College. Mr. Karas has also served as a member of the Board of Directors for the Weinberg YMCA of Central Maryland since 2003. Mr. Karas has served as a director of AmericasBank Corp. and AmericasBank since 2004.

KENNETH D. PEZZULLA, age 77, became chairman of AmericasBank Corp. and AmericasBank on January 1, 2000 and served in that capacity until May 2002. From June 1996 to February 2000, Mr. Pezzulla was the secretary of AmericasBank Corp., and from December 1997 to February 2000, Mr. Pezzulla was the secretary of AmericasBank. Mr. Pezzulla currently is a member of Pezzulla and Pezzulla, LLC, a Towson, Maryland law firm, and has served in that capacity since 1995. Mr. Pezzulla had a solo legal practice from 1957 to 1995. Mr. Pezzulla was a director of Rushmore Trust & Savings, FSB, from 1989 to October 1997, and was a director of its predecessor, LaCarona Building and Loan Association, from 1963 to 1989. Mr. Pezzulla was president of LaCarona Building and Loan Association from 1985 to 1988. Mr. Pezzulla has served as a director of AmericasBank Corp. and AmericasBank since 1996.

GRAYLIN E. SMITH, age 47, is a Certified Public Accountant and currently a partner with SB & Company, LLC. Mr. Smith is a founder of the firm and has served as a partner since February 2005. From July 2003 to January 2005, Mr. Smith was a partner with Abrams, Foster, Nole & Williams, P.A. in Baltimore, Maryland. From May 2002 to June 2003, Mr. Smith was a partner with the firm of Ernst & Young, LLP. From June 1981 to May 2002, he was with the firm of Arthur Andersen, LLP. He was appointed partner in September 1996. Mr. Smith is a past Chair of the Maryland Association of Certified Public Accountants and is the present Treasurer of the Associated Black Charities. Mr. Smith has served as a director of AmericasBank Corp. and AmericasBank since 2004.

JOHN C. WEISS, III, age 58, serves as Assistant Professor of Finance at the University of Baltimore. Mr. Weiss served as Chairman and CEO of Claragen, Inc., a development-stage biopharmaceutical company, from April 2004 until it was sold in September 2006. He was formerly the Executive Director of the Entrepreneurship Program at the Robert G. Merrick School of Business, University of Baltimore from 1999 to 2004. He also formerly served as Executive in Residence for the Office of Research and Development at the University of Maryland, Baltimore from July 2002 thru June 2004. Since 1990, Mr. Weiss has served on the board of trustees of the St. Agnes Healthcare Foundation in Baltimore, Maryland. Since 1995 he has served on the board of visitors of the University of Maryland, Baltimore, and also served on the board of visitors of Towson University from 1995 to 2004, and in 2005, was elected to the board of directors of the University System of Maryland Foundation. Mr. Weiss has formerly served in the capacity as either director or partner of several venture capital firms, namely, the Maryland Venture Capital Trust from 1990 to 2002, Anthem Capital, L.P. from 1992 to 1996, and Arete Ventures, Inc. from

1984 to 1990. From 2000 to 2002, Mr. Weiss served as interim Executive Director of the Baltimore City Parking Authority, Inc. Mr. Weiss formerly served on the board of directors of Chesapeake Biological Laboratories, Inc., (NASDAQ: CBLI) Baltimore, Maryland, from 1986 to 1998 and was its president from 1996 to 1998. Mr. Weiss is also an active member of several other community and civic boards in the Baltimore area. Mr. Weiss has a Master of Business Administration degree from Loyola College, Baltimore, Maryland. Mr. Weiss has served as a director of AmericasBank Corp. and AmericasBank since 2004.

WILLIAM L. WILCOX, JR., age 62, currently manages the Baltimore commercial title office of LandAmerica Financial Group, Inc. Except for the period from 1995 to1998, Mr. Wilcox directed the residential mortgage lending subsidiaries of Allfirst Financial and its predecessor, First Maryland Bancorp, from 1983 until his retirement following the acquisition of Allfirst by M&T Bank Corporation in 2002. From 1995 to1998, Mr. Wilcox directed the residential mortgage program for Mercantile Mortgage Corporation, the mortgage banking subsidiary of Mercantile Bancshares. Mr. Wilcox has served as a director of AmericasBank Corp. and AmericasBank since 2006.

The directors whose terms have not expired are as follows:

Continuing Directors:

Term Expiring at 2008 Annual Meeting

MARK H. ANDERS, age 52, is the president and chief executive officer of AmericasBank Corp. and AmericasBank. He has served in that capacity for AmericasBank since July 18, 2003 and for AmericasBank Corp. since November 13, 2003. From May 31, 2003 to his employment as President, Mr. Anders served as a consultant to AmericasBank. Prior to joining AmericasBank, from October 1999 to August 2002, Mr. Anders was the president and chief executive officer of BankAnnapolis, a Maryland state chartered commercial bank and president of its holding company, Annapolis Bancorp, Inc. From October 1995 until January 1999, Mr. Anders served as the president and chief executive officer of Sterling Bancorp and its subsidiary bank, Sterling Bank & Trust Co., a commercial bank located in Baltimore, Maryland. From September 1991 to September 1995, Mr. Anders was a senior executive at Towson, Maryland based Bank of Maryland. Mr. Anders has served as a director of AmericasBank Corp. and AmericasBank since July 2004.

MARK D. NOAR, M.D., age 53, currently is a gastroenterologist in Baltimore, Maryland and is a principal of Endoscopic Microsurgery Associates, P.A., which is a medical practice in Baltimore, Maryland. He has served in that capacity for over 12 years. Dr. Noar also is the medical director and the chief executive officer of The Endoscopy Center, Inc., which operates an ambulatory surgery center. He has served in that capacity for over ten years. Dr. Noar has served as a member of the Board of Directors of AmericasBank Corp. and AmericasBank since 1996.

A. GARY REVER, age 54, is an executive vice president and the chief financial officer of AmericasBank and AmericasBank Corp. and has served in that capacity for AmericasBank since August 4, 2003 and for AmericasBank Corp. since November 13, 2003. Prior to joining AmericasBank, from August 2000 to August 2003, Mr. Rever was the chief financial officer of Avatech Solutions, Inc., a public company that provides design automation and data management solutions for the manufacturing, building design, engineering and infrastructure and facilities management markets. From 1991 to May 1995, Mr. Rever was the chief financial officer of Towson, Maryland based Bank of Maryland. In that position, Mr. Rever was responsible for all staff functions including operations, human resources, facilities and branch administration. Mr. Rever retained his responsibilities at Bank of Maryland following its sale to Mason-Dixon Bancshares, Inc. in May 1995 and in 1998 consolidated the operating functions of Mason-Dixon’s subsidiary banks into Mason-Dixon Business Services, LLC, a service corporation formed to eliminate redundancies and reduce costs. Mr. Rever became president of the service corporation and served in that position through Mason-Dixon’s acquisition by BB&T Corporation in July 1999 and until June 2000. From July 1999 until June 2000, Mr. Rever worked to facilitate Mason-Dixon’s operations into BB&T Corporation. Mr. Rever has served as a director of AmericasBank Corp. and AmericasBank since July 2004. Mr. Rever is a Certified Public Accountant.

RICHARD C. FAINT, JR., age 56, is an attorney and currently is the President and Chief Executive Officer of Chesapeake Realty Fund, a provider of preferred equity and subordinated debt to experienced real estate developers in the Mid-Atlantic region. He has served in this capacity since 2006. Since 2004, he has also been the President and Chief Executive Officer of The Cornerstone Professional Group, an information technology consulting firm that specializes in application development and network infrastructure support for small to medium sized organizations. From 2004 until 2006, he was the President and Chief Executive Officer of ARRRK Properties, a diversified real estate company that acquires, renovates and sells real estate, provides property management services, and engages in construction services. From 2002 until 2004, Mr. Faint was the Chairman and Chief Executive Officer of Impact Labs, a software company based in Columbia, Maryland. From 2001 until 2002, Mr, Faint was the Vice President of Global Product Marketing for Citrix Systems in Fort Lauderdale, Florida. Mr. Faint has extensive public company career experience, having served as chief executive officer or in senior leadership roles at Citrix Systems, Sequoia Software, TheraTx, and PersonaCare, all NASDAQ-listed companies or divisions thereof. He currently serves on the Board of Directors of several emerging companies and, in particular, is Chairman of the Board of Sostice Software of Wilmington, Delaware and Chairman of the Board of StarQuartz Industries of Baltimore, Maryland. He holds a B.S. in accounting and finance from Towson University and a J.D. and MBA from the University of Baltimore. Mr. Faint has served as a member of the Board of Directors of AmericasBank Corp. and AmericasBank since 2005.

Term Expiring at 2009 Annual Meeting

NICHOLAS J. BELITSOS, M.D., age 56, currently practices internal medicine and gastroenterology in Baltimore, Maryland and is president of Nicholas J. Belitsos, M.D., P.A. He has served in that capacity for the past 20 years. Dr. Belitsos has served as a member of the Board of Directors of AmericasBank Corp. and AmericasBank since 1996.

ALLEN S. LLOYD, JR., age 66, is the President of Elastics Enterprises, Inc., an operator of amusement rides. He has served in this capacity since October 2005. He is a career financial services executive, serving from 1993 through April 2005 as an executive vice president of MBNA America, the Wilmington-based credit card company. Most recently, he was an internal consultant and project manager responsible for various process reengineering assignments at MBNA. He has also directed MBNA’s Affinity Group Relationships in the mid-Atlantic region. He was manager of Sales and Operations for an employee leasing company for six years before joining MBNA in late 1993. Prior to that, he was an executive with Maryland National Bank and American Security Bank from 1965 to 1987, responsible for commercial lending functions at both institutions. Mr. Lloyd is a graduate of the University of Maryland. Mr. Lloyd has served as a member of the Board of Directors of AmericasBank Corp. and AmericasBank since 2005.

RAMON F. ROIG, JR., M.D., age 73, practiced internal medicine and gastroenterology in Baltimore, Maryland and was President of Ramon F. Roig, M.D., P.A. until his retirement in December 2005. He has served in that capacity since 1974. Dr. Roig graduated from University of Maryland Medical School in 1959. From 1964 to 1966, he served as Chief of Gastroenterology at Andrews Air Force Base. From 1980 to 1982, he was President of the medical staff at St. Joseph Hospital in Towson, Maryland. Dr. Roig has served as a member of the Board of Directors of AmericasBank Corp. and AmericasBank since 1996.

LEE W. WARNER, age 52, is the chairman and chief executive officer of The Warner Companies, Inc., an investment advisory firm providing estate planning and executive benefit consulting, and he has served in that capacity since December 1992. Mr. Warner is a Chartered Financial Consultant, a Certified Financial Planner, an Accredited Estate Planner, and a Chartered Life Underwriter. Mr. Warner has served as an Insurance Advisor with the State of Maryland and a Registered Representative with the National Association of Securities Dealers. He has served as a Board Member of the Practitioners Council for the International Association of Financial Planners. Mr. Warner has also served on the boards of the Children’s Cancer Foundation, Inc. and the Carson Scholars Fund, and as Vice Chairman for the American Heart Association. Mr. Warner has served as chairman of the Board of Directors of AmericasBank Corp. and AmericasBank since January 2003 and has been a director of AmericasBank Corp. and AmericasBank since 1999.

BOARD MEETINGS AND COMMITTEES

AmericasBank Corp.’s Board of Directors meets each month (usually the last Thursday of each month) and such special meeting as circumstances may require. During the year ended December 31, 2006, the AmericasBank

Corp.’s Board of Directors held twelve meetings. No current director other than Director Mark D. Noar, M.D. attended fewer than 75% of the total aggregate meetings of AmericasBank Corp.’s Board of Directors and committees on which such Board member served during the year ended December 31, 2006.

The Board of Directors of AmericasBank Corp. has standing Audit, Nominating, Compensation, Corporate Governance, Finance and Strategic Planning Committees. The Board of Directors has adopted written charters for the Audit, Nominating, Compensation, Corporate Governance, Finance and Strategic Planning Committees. Current copies of these charters are available on AmericasBank Corp.’s Internet Web site located at http://www.americasbank.com. AmericasBank also has a Loan Committee and an Asset/Liability Committee.

AmericasBank Corp.’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of AmericasBank Corp.’s stockholders. Eleven of twelve of AmericasBank Corp.’s then serving directors attended the 2006 annual meeting of stockholders.

Audit Committee

AmericasBank Corp. has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee members currently are Graylin E. Smith (Chairman), Savas J. Karas, Kenneth D. Pezzulla, and John C. Weiss, III. The Audit Committee’s primary responsibilities are to assist the Board by monitoring (i) the integrity of the financial statements of AmericasBank Corp.; (ii) the independent auditors’ qualifications and independence; (iii) the performance of AmericasBank Corp.’s and its subsidiaries’ internal audit function and independent auditors; (iv) the Company’s system of internal controls; (v) the Company’s financial reporting and system of disclosure controls; and (vi) the compliance by the Company with legal and regulatory requirements. All of the members of the Audit Committee are independent within the meaning of the National Association of Securities Dealers, Inc.’s listing standards. The Board of Directors has determined that one member of the Audit Committee, Graylin E. Smith, qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. Director Smith is “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act. The Audit Committee met four times during the year ended December 31, 2006.

In addition, the Audit Committee has been appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding AmericasBank Corp.’s accounting and auditing matters. Pursuant to procedures adopted by AmericasBank Corp., any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

Nominating Committee

AmericasBank Corp.’s Nominating Committee members currently are Nicholas J. Belitsos , M.D. (Chairman), Mark D. Noar, M.D., Ramon F. Roig, Jr., M.D. and Richard C. Faint, Jr. The members of the Nominating Committee are “independent directors” as defined in Nasdaq listing standards. The Nominating Committee met four times during the year ended December 31, 2006.

The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

As set forth in the Nominating Committee Charter, it is the policy of the Nominating Committee to consider director candidates recommended by security holders. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of AmericasBank Corp. at 500 York Road, Towson, Maryland 21204. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any), for the Nominating Committee to consider. The submission must be accompanied by a written consent of the individual to stand for election if nominated and to serve if elected by the stockholders. Recommendations received by a date not later than 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the prior year’s annual meeting will be considered for nomination at that annual meeting. Recommendations received beyond that date will be considered for nomination at the annual meeting subsequent to the next annual meeting.

In its deliberations with respect to a possible candidate for director, the Nominating Committee considers all factors it considers appropriate, which may include, without limitation: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including, if determined by the Nominating Committee to be appropriate, expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including high moral character, mature judgment, familiarity with AmericasBank Corp.’s business and industry, independence of thought and an ability to work collegially. However the Nominating Committee retains the right to modify any or all of these factors from time to time.

In determining whether incumbent directors should stand for reelection, in addition to the factors described above, the Nominating Committee will review such directors’ overall service to AmericasBank Corp. during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such director with the Company during their term.

The selection process for new members on the Board of Directors is as follows:

(a) The full Board of Directors identifies a need to add a new Board member with specific criteria or to fill a vacancy on the Board.

(b) The Chair of the Nominating Committee or other designated Committee member initiates search seeking input from Board members and management, and hiring a search firm, if necessary.

(c) A candidate or slate of candidates that will satisfy specific criteria and/or otherwise qualify for membership on the Board, based on the factors described above, is identified and presented to the Nominating Committee.

(d) The Chairman of the Board, AmericasBank Corp.’s Chief Executive Officer and all or at least one member of the Nominating Committee interviews prospective candidate(s). The Chair of Nominating Committee will keep the full Board of Directors informally informed of progress.

(e) The Nominating Committee meets to consider and approve the final candidate(s) (and conduct additional interview if deemed necessary) or recommend candidate(s) to the full Board of Directors.

In the event a stockholder were to submit a proposed nominee, the Nominating Committee would consider the proposed nominee in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

Compensation Committee

AmericasBank Corp.’s Compensation Committee members currently are Richard C. Faint, Jr. (Chairman), Nicholas J. Belitsos, M.D., Allen S. Lloyd, Jr., Savas J. Karas, Lee W. Warner, Mark D. Noar, M.D. and Ramon F. Roig, Jr., M.D.

The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer. The Compensation Committee also evaluates and recommends to the Board of Directors, whether fees should be paid to non-employee board members. The Compensation Committee has not delegated its authority to other persons or utilize consultants in determining executive and director compensation. The Compensation Committee met five times during the year ended December 31, 2006.

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as non-employee directors of AmericasBank Corp. during the 2006 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) (2) ($)	Total ($)
Nicholas J. Belitsos, M.D.	$8,250	$8,512	$16,762
Richard C. Faint, Jr.	12,400	1,216	13,616
Savas J. Karas	12,650	1,216	13,866
Allen S. Lloyd, Jr.	11,350	1,216	12,566
Mark D. Noar, M.D.	10,050	8,512	18,562
Kenneth D. Pezzulla	11,850	8,512	20,362
Ramon F. Roig, M.D.	9,750	8,512	18,262
Graylin E. Smith	11,900	1,216	13,116
Lee W. Warner	14,000	8,512	22,512
John C. Weiss, III	14,800	1,216	16,016
William L. Wilcox Jr.	3,083	—	3,083

(1)	As of December 31, 2006, AmericasBank Corp.’s directors had options to purchase shares of common stock as follows: Dr. Belitsos—3,890 options; Mr. Faint—500 options; Mr. Karas—500 options; Mr. Lloyd—500 options; Dr. Noar—3,715 options; Mr. Pezzulla—6,390 options; Dr. Roig—3,930 options; Mr. Smith—500 options; Mr. Warner—3,570 options; Mr. Weiss—500 options; and Mr. Wilcox—0 options. Stock options have been adjusted for the one-for-four reverse stock split effected on August 23, 2005.

(2)	Reflects the dollar amount of compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see Note 1 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

Our board of directors has adopted a policy pursuant to which each non-employee director (“Eligible Director”) is eligible to receive an annual retainer of $5,000, payable at the beginning of each calendar year. The policy became effective on December 30, 2005. Prior to the adoption of this policy, we had not paid our directors any fees for their services. The Eligible Directors are also eligible to receive an additional payment of $250 per meeting of the board and of a board committee. The chair of each committee and the chairman of the board of directors are each eligible to receive an additional $100 per attended committee meeting. In addition, the Eligible Directors are eligible to receive non-qualified stock options to purchase 500 shares of our common stock at the end of each calendar year and additional stock options to purchase 1,000 shares of our common stock for each completed three year term of service on the board. The options will be granted under and shall be subject to the terms and provisions of the AmericasBank Corp. 2004 Stock Incentive Plan, as amended from time to time. We also reimburse the Eligible Directors for all reasonable expenses incurred on our behalf.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the individual who served as the principal executive officer of AmericasBank Corp. for the 2006 fiscal year and for the two other most highly compensated executive officers of AmericasBank Corp. who were serving as executive officers on December 31, 2006 and whose total compensation for the 2006 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total
Mark H. Anders President and Chief Executive Officer of AmericasBank Corp. and AmericasBank	2006	$150,000	$41,560	$17,328	$208,888
A. Gary Rever Executive Vice President and Chief Financial Officer of AmericasBank Corp. and AmericasBank	2006	129,000	34,741	17,615	181,356
John D. Muncks Executive Vice President and Chief Lending Officer of AmericasBank	2006	129,000	27,923	19,115	176,038

(1)	Reflects the dollar amount of compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see Note 1 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

(2)	Details of the amounts reported in the “All Other Compensation” column for 2006 are provided in the table below:

	Mr. Anders	Mr. Rever	Mr. Muncks
Car allowance	$9,000	$6,000	$7,500
Paid health insurance	8,328	8,328	8,328
Employer contribution to 401(k) Plan	—	3,287	3,287

Employment Agreements

AmericasBank has entered into employment agreements with each of Mark H. Anders, A. Gary Rever and John D. Muncks.

Mark H. Anders

Effective July 18, 2003, AmericasBank entered into an employment agreement with Mr. Anders. Pursuant to the agreement, Mr. Anders will serve as the President and Chief Executive Officer of AmericasBank. The agreement has an initial term of five years. After the first anniversary date and continuing on each anniversary date thereafter, the agreement will be extended for an additional year such that the remaining term shall be five years unless written notice of non-renewal is provided to Mr. Anders at least ten and not more than 30 days following the anniversary date.

The agreement currently provides for a salary of $155,000. The compensation committee of the board of directors, will review Mr. Anders’ base salary annually and Mr. Anders will be entitled to a five percent increase if he receives a satisfactory performance evaluation from the compensation committee. The agreement does not provide standards that Mr. Anders must meet to achieve a satisfactory performance evaluation; rather such standards will be determined by the compensation committee in its discretion. In addition, the base salary will be renegotiated upwards when and if AmericasBank achieves a one percent return on average assets, as defined under general accounting principals of the banking industry, for any fiscal year. Mr. Anders is also entitled to participate in the 2004 Stock Incentive Plan in addition to any other bonus, incentive or other executive compensation programs made available to senior management of AmericasBank.

The agreement terminates upon Mr. Anders’ death, permanent disability or by mutual written agreement. In addition, Mr. Anders may terminate the agreement within six months following a “change in control,” as described below, for good reason as described in the agreement or without good reason by providing sixty days prior written notice. AmericasBank may terminate the agreement for certain events constituting cause as described in the agreement, subject to a notice and cure period described in the agreement and determination of cause by two-thirds of the non-employee members of the board of directors. AmericasBank may also terminate the agreement without cause provided that it provides sixty days prior written notice to Mr. Anders.

If Mr. Anders terminates the agreement for good reason, or if AmericasBank terminates Mr. Anders’ employment without cause and a change in control has not occurred within the immediately preceding six months and AmericasBank has less than a .75% return on average assets for the immediately proceeding twelve months, than Mr. Anders is entitled to severance pay and liquidated damages in amount equal to his monthly base salary, to be paid in monthly installments, for a period of one year. If AmericasBank has a return on average assets greater than .75% but less than 1%, Mr. Anders is entitled to an amount equal to his monthly base salary, to be paid in monthly installments, for a period of eighteen months. If AmericasBank has a return on average assets greater than 1%, Mr. Anders is entitled to an amount equal to his monthly base salary, to be paid in monthly installments, for a period of two years.

Pursuant to the employment agreement, a “change in control” will occur upon:

•

The acquisition, by any person or persons acting in concert of the then outstanding voting securities of either AmericasBank or AmericasBank Corp., if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote fifty percent (50%) or more of any class of voting securities of AmericasBank or AmericasBank Corp., as the case may be;

•

The approval, by the shareholders of either AmericasBank or AmericasBank Corp. of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of either AmericasBank or AmericasBank Corp., as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;

•	The sale, transfer or assignment of all or substantially all of the assets of the AmericasBank or AmericasBank Corp. to any third party; or

•

Within any twelve-month period (beginning one year after the effective date of the employment agreement) the persons who were directors of AmericasBank immediately before the beginning of such twelve-month period (the “Incumbent Directors”) cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the effective date of the employment agreement will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, a majority of the directors who then qualified as Incumbent Directors.

•	In the event a change in control has occurred as described in the first three provisions above and the employment agreement is terminated, Mr. Anders is entitled to the following:

If the price paid by the entity or entities acquiring voting securities, voting control or assets is less than the then current book value of AmericasBank or AmericasBank Corp., Mr. Anders will receive a lump sum payment equal to his current annual base salary;

•

If the price paid is equal or greater than book value but less than two times book value, Mr. Anders will receive a lump sum payment using the calculations involving return on average assets as provided in the event Mr. Anders terminates the agreement for good reason as described above; and

•

If the price paid is equal or greater than two times book value, Mr. Anders will receive a lump sum payment equal to 2.99 times his average annual salary over the prior five years and will be paid such lump sum within 30 days of the effective date of termination of the employment agreement.

In the event a change in control has occurred as described in the fourth provision above and the employment agreement is terminated, Mr. Anders is entitled to a lump sum payment using the calculations involving return on average assets as provided in the event Mr. Anders terminates the agreement for good reason as described above.

In the event a change in control occurred as of December 31, 2006, Mr. Anders would receive:

•	$155,000 if the price paid by the entity or entities acquiring voting securities, voting control or assets was less than current book value;

•	If the price paid was equal or greater than book value but less than two times book value or if the change in control occurs pursuant to the fourth change in control provision described above:

•	$155,000 if the return on average assets is less than .75%;

•	$232,500 if the return on average assets if greater than .75% but less than 1%; and

•	$310,000 if the return on average assets is greater than 1

•	$395,394 if the price paid was equal to or greater than two times book value.

Mr. Anders’ agreement also contains a provision whereby AmericasBank agrees to maintain in an escrow account an amount equal to Mr. Anders’ annual base salary. These escrowed funds are to be used as a source or partial source of any of the termination payments described above. Currently, Mr. Anders is waiving this requirement.

A. Gary Rever and John D. Muncks

On July 28, 2003 and August 4, 2003, AmericasBank entered into employment agreements with Mr. Muncks and Mr. Rever, respectively. Mr. Rever serves as an Executive Vice President and the Chief Financial Officer while Mr. Muncks serves as an Executive Vice President and the Chief Lending Officer. Mr. Rever’s agreement has an initial term of five years. After the third anniversary date and continuing on each anniversary date thereafter, the agreement will be extended for an additional year such that the remaining term shall be three years unless written notice of non-renewal is provided to Mr. Rever at least ten and not more than 30 days following the anniversary date. Mr. Muncks’ agreement has an initial term of three years. After the second anniversary date and continuing on each anniversary date thereafter, the agreement will be extended for an additional year such that the remaining term shall be two years unless written notice of non-renewal is provided to Mr. Muncks at least ten and not more than 30 days following the anniversary date.

Mr. Rever’s agreement and Mr. Muncks’ agreement each provides for a current annual salary of $133,000. Mr. Rever and Mr. Muncks base salaries will be reviewed annually by the compensation committee of the board of directors and each will be entitled to receive a five percent increase if he receives a satisfactory performance evaluation from the compensation committee. Mr. Rever’s and Mr. Muncks’ agreements do not provide standards that they must meet to achieve a satisfactory performance evaluation; rather such standards will be determined by the compensation committee in its discretion. In addition, their base salaries will be renegotiated upwards when and if AmericasBank achieves a one percent return on average assets for any fiscal year. Mr. Rever and Mr. Muncks also are entitled to participate in the 2004 Stock Incentive Plan in addition to any other bonus, incentive or other executive compensation programs made available to senior management of AmericasBank.

The agreements have the same termination provisions as those found in Mr. Anders’ employment agreement. If Mr. Rever or Mr. Muncks terminates their agreement for good reason, or if AmericasBank terminates their employment without cause and a change in control has not occurred within the immediately preceding six months and AmericasBank has less than a .75% return on average assets for the immediately proceeding twelve months, than Mr. Rever and Mr. Muncks are entitled to severance pay and liquidated damages in amount equal to their monthly base salary, to be paid in monthly installments, for a period of nine months. If AmericasBank has a return on average of assets greater than 1%, Mr. Rever and Mr. Muncks are entitled to an amount equal to their monthly base salary, to be paid in monthly installments, for a period of one year.

In the event a change in control has occurred as described in the first three “change in control” provisions described for Mr. Anders and the employment agreements are terminated, Mr. Rever and Mr. Muncks are entitled to the following:

•

If the price paid by the entity or entities acquiring voting securities, voting control or assets is less than the then current book value of AmericasBank or AmericasBank Corp., Mr. Rever and Mr. Muncks will receive a lump sum payment equal to 75% of their then current annual base salary; and

•

If the price paid is equal or greater than book value, Mr. Rever and Mr. Muncks will receive a lump sum payment equal to 1.00 times their then current annual base salary and will be paid such lump sum within 30 days of the effective date of termination of the employment agreement.

The fourth “change in control” provision described above in Mr. Anders’ employment agreement does not constitute a change in control under Mr. Rever’s and Mr. Muncks’ employment agreements.

In the event a change in control occurred as of December 31, 2006, Mr. Rever and Mr. Muncks each would receive $99,750 if the price paid was less than book value and $133,000 if the price paid was equal or greater than book value but less than two times book value.

Mr. Rever’s and Mr. Muncks’ agreements also contain a provision whereby AmericasBank agrees to maintain in an escrow account an amount equal to 75% of their annual base salary. These escrowed funds are to be used as a source or partial source of any of the termination payments described above. Currently, Messrs. Rever and Muncks are waiving this requirement.

All three employment agreements contain a non-competition clause. Pursuant to this clause, Mr. Anders, Mr. Rever and Mr. Muncks agree that upon termination of their employment for any reason, thereafter for a period equal to the greater of six months or the period during which they are receiving termination payments, they will not, within a 20 mile radius of AmericasBank’s main office, either directly or indirectly, on their behalf or in the service or on behalf of others, work in any capacity which involves duties and responsibilities similar to those they perform for us or engage in any business which is the same or essentially the same as ours.

In addition to the non-competition clause, all three agreements contain a non-solicitation clause. Pursuant to this clause, Mr. Anders, Mr. Rever and Mr. Muncks agree that upon termination of their employment for any reason, thereafter for a period equal to the greater of 12 months or the period during which they are receiving termination payments, they will not, within a 20 mile radius of AmericasBank’s main office, solicit or divert or attempt to solicit or divert our customers, including actively sought potential customers, with whom Mr. Anders, Mr. Rever or Mr. Muncks had material contact during the last two years of their respective employment, for products or services that are competitive with ours. In addition, Mr. Anders, Mr. Rever and Mr. Muncks agree not to solicit, recruit or hire away, either directly or indirectly, an employee of AmericasBank or any affiliate.

The non-competition and non-solicitation of customer clauses may be waived with our prior written consent.

Possible Future Option Grants

In the event any of AmericasBank Corp.’s outstanding warrants are exercised, other than in connection with a cashless exercise, AmericasBank Corp. will grant Messrs. Anders, Rever and Muncks, either pursuant to a shareholder approved stock option plan or otherwise, options to purchase additional shares of common stock at an exercise price equal to, as of the date of exercise of the warrant, the lesser of the fair market value of AmericasBank Corp.’s common stock or the warrant exercise price. The number of options that would be granted in such event will equal an amount such that these three individuals would own, assuming the exercise of all options they held, the same percentage of AmericasBank Corp.’s outstanding common stock both before and after the exercise of the warrants.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each of the Named Executive Officers outstanding as of December 31, 2006, adjusted for the one-for-four reverse stock split effected on August 23, 2005. AmericasBank Corp. had no unvested stock awards at December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mark H. Anders	8,000	—	71,565	$8.00	3/10/2014
A. Gary Rever	6,688	—	59,823	8.00	3/10/2014
John D. Muncks	5,375	—	48,083	8.00	3/10/2014

The unexercised unearned options listed on the table above are subject to the following vesting requirements:

General Vesting Rules. Subject to the limitations described under “Vesting Adjustments” below, the stock options granted to Messrs. Anders, Rever and Muncks will vest and become exercisable in accordance with the following provisions:

(i) 10% of the options vested on March 11, 2004, the date of grant.

(ii) If (a) AmericasBank’s return on average assets (ROAA) for each period shown in the chart below is greater than or equal to 95% of the “ROAA Hurdle” for that period, and (b) the amount of the AmericasBank’s average assets for each period shown in the chart below is greater than or equal to 95% of the “Average Assets Hurdle” for that period, then the percentage of the options set forth under “Percentage of Options Vesting” for that period, plus any options that were eligible to vest in a prior period but which did not vest under the terms of paragraphs (ii) through (vi) of “General Vesting Rules” (but specifically excluding any options that failed to vest under the terms of paragraph A, paragraph B, and/or paragraph C of “Vesting Adjustments” below), will vest one year after the last day of that period:

Period	Percentage of Options Vesting	ROAA Hurdle	Average Assets Hurdle
January 1, 2004 – December 31, 2004	11.67%	-1.25%	$40,542,000
January 1, 2005 – December 31, 2005	11.67%	0.25%	$59,672,000
January 1, 2006 – December 31, 2006	11.67%	0.5%	$71,471,000
January 1, 2007 – December 31, 2007	17.50%	0.75%	$84,024,000
January 1, 2008 – December 31, 2008	17.50%	1.00%	$95,583,000
January 1, 2009 – December 31, 2009	6.67%	1.25%	$105,708,000
January 1, 2010 – December 31, 2010	6.66%	1.40%	$116,137,000
January 1, 2011 – December 31, 2011**	6.66%	1.50%	$127,814,000
January 1, 2012 – December 31, 2012**	**	1.50%	$127,814,000
January 1, 2013 – December 31, 2013**	**	1.50%	$127,814,000

**	See paragraph (vi) below.

(iii) If AmericasBank’s ROAA for any period is less than 95% of the ROAA Hurdle for that period, then the number of options that are eligible to vest one year after the last day of that period as shown in the chart above will be reduced (but not below zero) by the same percentage as the percentage by which the ROAA Hurdle for that period exceeds AmericasBank’s ROAA for that period. The adjustments set forth in this paragraph (iii) is in addition to the adjustments set forth in paragraph (iv) below. The computations required under this paragraph (iii) will be made before giving effect to any adjustment required under paragraph (iv) below.

(iv) If AmericasBank’s average assets for any period is less than 95% of the Average Assets Hurdle for that period, then the number of options that are eligible to vest one year after the last day of that period as shown in the chart above will be reduced (but not below zero) by the same percentage as the percentage by which the Average Assets Hurdle for that period exceeds AmericasBank’s average assets for that period. The adjustments set forth in this paragraph (iv) are in addition to the adjustments set forth in paragraph (iii) above. The computations required under this paragraph (iv) will be made before giving effect to any adjustment required under paragraph (iii) above.

(v) Notwithstanding the provisions of paragraph (ii), paragraph (iii), and paragraph (iv) above, but subject to the provisions of paragraph A, paragraph B, and paragraph C under “Vesting Adjustments” below, if, for any period, any options fail to vest as a result of the application of paragraph (ii), paragraph (iii), and/or paragraph (iv) above, but AmericasBank’s ROAA for the applicable period exceeds the ROAA Hurdle for that period or AmericasBank’s average assets for the applicable period exceeds the Average Assets Hurdle for that period, then the number of options that are eligible to vest one year after the last day of that period as shown in the chart above will be reduced (but not below zero) in accordance with the following formula:

P = (B-A)

Where:

P = the percentage reduction in the number of options that are eligible to vest one year after the last day of that period;

A = (i) if AmericasBank’s ROAA for the applicable period exceeds the ROAA Hurdle for that period, the amount of such excess (expressed as a percentage); or (ii) if AmericasBank’s average assets for the applicable period exceeds the Average Assets Hurdle for that period, the amount of such excess (expressed as a percentage); and

B = (i) if the ROAA Hurdle for the applicable period exceeds AmericasBank’s ROAA for that period, the amount of such excess (expressed as a percentage); or (ii) if the Average Assets Hurdle for the applicable period exceeds AmericasBank’s average assets for that period, the amount of such excess (expressed as a percentage);

provided, however, that if, for any period, P is less than or equal to zero, then no reduction in the number of options that are eligible to vest one year after the end of that period shall be made under paragraph (iii) or paragraph (iv) above or this paragraph (v).

(vi) If the vesting criteria under paragraph (ii) under “General Vesting Rules” above for the period commencing on January 1, 2011 and ending on December 31, 2011 are satisfied, then no additional vesting will occur for the period commencing on January 1, 2012 and ending on December 31, 2012 or the period commencing on January 1, 2013 and ending on December 31, 2013. If the vesting criteria under paragraph (ii) under “General Vesting Rules” above for the period commencing on January 1, 2011 and ending on December 31, 2011 are not satisfied, but the vesting criteria for the period commencing on January 1, 2012 and ending on December 31, 2012 are satisfied, then no additional vesting will occur for the period commencing on January 1, 2013 and ending on December 31, 2013.

In addition, all options generally will immediately vest upon a “change of control” (as defined in the new management employee’s employment agreement) or if the employee is terminated without cause or terminates his employment for good reason, as described in the employment agreement. Also, any options that remain unvested as of December 31, 2014 will terminate.

Vesting Adjustments. The vesting provisions set forth under “General Vesting Rules” above will be subject to adjustment as follows:

A. Charge-Off Amount Adjustment. If, for any period shown in the chart above, the Charge-Off Amount (defined below) is greater than the Charge-Off Threshold, then the number of options that are eligible to vest one year after the last day of that period under “General Vesting Rules” above will be reduced by 5% (but not below zero) for each 0.1% by which the Charge-Off Amount exceeds 0.3%.

“Charge-Off Amount” means, for any fiscal period, the aggregate amount of loan and lease charge-offs made by AmericasBank, as determined in accordance with generally accepted accounting principles and bank regulatory requirements.

“Charge-Off Threshold” means, for any fiscal period, 0.3% of AmericasBank’s aggregate gross loans and leases extended during such period, as determined in accordance with generally accepted accounting principles and bank regulatory requirements.

The adjustments set forth in this paragraph A are in addition to the adjustments set forth in paragraph B and paragraph C below. The computations required under this paragraph A will be made before giving effect to any adjustment required under paragraph B and paragraph C(ii) below.

B. Non-Performing Amount Adjustment. If, as of the last day of any period shown in the chart above, the Non-Performing Amount (defined below) is greater than the Non-Performing Threshold (defined below), then the number of options that are eligible to vest one year after the last day of that period under “General Vesting Rules” above will be reduced by 5% (but not below zero) for each 0.1% by which the Non-Performing Amount exceeds 1.0%.

“Non-Performing Amount” means, as of any determination date, the amount of AmericasBank’s total loans and leases outstanding that have been classified as “non-performing” (or similar status) by AmericasBank. “Non-Performing Threshold” means, as of any determination date, 1.0% of AmericasBank’s total loans and leases outstanding, as determined in accordance with generally accepted accounting principles and bank regulatory requirements.

The adjustments set forth in this paragraph B are in addition to the adjustments set forth in paragraph A above and paragraph C below. The computations required under this paragraph B will be made before giving effect to any adjustment required under paragraph A above and paragraph C(ii) below.

C. Regulatory Rating Adjustments

(i) If, as of the last day of any period as shown in the chart above commencing on or after the earlier of December 31, 2005, or the first date on which AmericasBank’s overall composite rating is better than or equal to 2, AmericasBank’s overall composite rating is 3 or lower, then none of the options that are eligible to vest one year after the last day of that period under “General Vesting Rules” above will vest.

(ii) If, as of the last day of any period as shown in the chart above commencing on or after the earlier of December 31, 2005, or the first date on which AmericasBank’s overall composite rating is better than or equal to 2, the rating for AmericasBank’s management and/or asset quality is 3 or lower, then the number of options that are eligible to vest one year after the last day of that period under “General Vesting Rules” above will be reduced by 50%. The adjustments set forth in this paragraph C(ii) are in addition to the adjustments set forth in paragraph A and paragraph B above. The computations required under this paragraph C (ii) will be made before giving effect to any adjustment required under paragraph A and paragraph B above.

(iii) If, as of the last day of any period as shown in the chart above commencing on or after the earlier of December 31, 2005, or the first date on which the rating for AmericasBank’s overall composite rating is better than or equal to 2, the rating for AmericasBank’s management and/or asset quality has been 3 or lower for two consecutive periods, then none of the options that are eligible to vest one year after the last day of that period under “General Vesting Rules” above will vest.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2006, with respect to compensation plans under which equity securities of AmericasBank Corp. are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
1998 equity compensation plan approved by security holders (1)	3,995	$40.42	14,605
2004 equity compensation plan approved by security holders (2)	310,521	7.88	489,479

(1)	Refers to the AmericasBank Corp. 1998 Stock Option Plan.

(2)	Refers to the AmericasBank Corp. 2004 Stock Incentive Plan.

Executive Officers Who are Not Directors

The following table sets forth certain information as of December 31, 2006, with respect to compensation plans under which equity securities of AmericasBank Corp. are authorized for issuance.

JOHN D. MUNCKS, age 58, is an executive vice president and chief lending officer of AmericasBank. He has over 20 years of banking experience in the Baltimore and Washington, D.C. metropolitan areas specializing in commercial transactions. Prior to joining AmericasBank on July 28, 2003, Mr. Muncks was a principal of Sign Effects, Inc., an electronic sign business, from November 2000 until its sale in February 2003. From 1991 until 1998, Mr. Muncks served as an Executive Vice President for Signet Bank – Maryland working in both senior lending and credit capacities. Mr. Muncks was retired from 1998 until November 2000.

The officers of AmericasBank Corp. and AmericasBank are elected annually by the respective Boards of Directors following the annual meeting of stockholders and serve for terms of one year or until their successors are duly elected and qualified except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. See “Executive Compensation—Employment Agreements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

AmericasBank Corp. did not have a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time during AmericasBank Corp.’s fiscal year ended December 31, 2006. Accordingly, AmericasBank Corp.’s officers, directors and 10% or greater shareholders were not required to file any reports required pursuant to Section 16(a) of the Exchange Act during 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AmericasBank has had in the past, and expects to have in the future, banking transactions with directors and executive officers and the business and professional organizations in which they are associated in the ordinary course of business. Any loans and loan commitments are made in accordance with all applicable laws. Under applicable law, AmericasBank’s loans to directors and executive officers must be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with non-affiliated persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Directors or officers with any personal interest in any loan application are excluded from considering any such loan application.

The aggregate amount of loans outstanding at December 31, 2006, 2005 and 2004 to AmericasBank’s directors, officers and their affiliates was approximately $582,097, $737,882 and $394,959, respectively.

We expect that any business transactions with our or AmericasBank’s directors, executive officers or holders of five percent or more of our capital stock, will be made on terms that are no less favorable to us and AmericasBank than those that could be obtained from unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has ratified and confirmed the Audit Committee’s selection of Rowles & Company, LLP as AmericasBank Corp.’s independent public accountants for 2007, subject to ratification by the stockholders. Rowles & Company, LLP has served as AmericasBank’s independent public accountants since 2001 and is considered by the Audit Committee and management to be well qualified. No qualified opinions have been issued during such engagement.

A representative of Rowles & Company, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

A majority of votes cast at the meeting is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the vote for this proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2007.

AUDIT COMMITTEE REPORT

The Audit Committee has (1) reviewed and discussed AmericasBank Corp.’s audited financial statements with AmericasBank Corp.’s management and representatives of Rowles & Company, LLP, the independent auditors; (2) discussed with Rowles & Company, LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Rowles & Company, LLP the independence of Rowles & Company, LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in AmericasBank Corp.’s Annual Report on Form 10-KSB for the last fiscal year.

The Audit Committee has reviewed the non-audit services currently provided by AmericasBank Corp.’s independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of AmericasBank Corp.’s independent auditors.

Audit Committee:

By:	Graylin E. Smith
Savas J. Karas
Kenneth D. Pezzulla
John C. Weiss, III

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Rowles & Co, LLP for the audit of AmericasBank Corp.’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Rowles & Co., LLP during those periods.

	December 31,
	2006	2005
Audit fees (1)	$28,654	$39,150
Audit related fee (2)	11,307	12,340
Tax fees (3)	2,575	2,500
All other fees	—	—

Total	$42,536	$53,990

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of AmericasBank Corp.’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Rowles & Company in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of AmericasBank Corp’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Before the accountant is engaged by AmericasBank Corp. or AmericasBank to render any audit or non-audit services, the engagement must be approved by AmericasBank Corp.’s Audit Committee.

SHAREHOLDER COMMUNICATIONS

If you would like to contact AmericasBank Corp.’s Board of Directors, including an individual director or a committee of the Board of Directors, you can send an email to grever@americasbank.com, or write to the following address:

Board of Directors

c/o Gary Rever, Assistant Secretary

AmericasBank Corp.

500 York Road

Towson, Maryland 21204

The Assistant Secretary will compile all communications and submit them to the Board of Directors, the board committee or the individual Directors on a periodic basis.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETINGS

Article I, Sections 9 and 10 of AmericasBank Corp.’s Amended and Restated Bylaws contain specific requirements with respect to advance notice of stockholder proposals and director nominations. For consideration at AmericasBank Corp.’s 2008 annual meeting of stockholders, a stockholder proposal must be delivered or mailed to AmericasBank Corp.’s Secretary no earlier than December 18, 2007 and no later than January 17, 2008. In order to be eligible for inclusion in AmericasBank Corp.’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at AmericasBank Corp.’s executive office at 500 York Road, Towson, Maryland 21204, no later than December 18, 2007. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ANNUAL REPORT

The AmericasBank Corp.’s annual report on Form 10-KSB for the year 2006 is included herewith. Copies of the report will also be available at the Annual Meeting on May 23, 2007.

A COPY OF AMERICASBANK CORP.’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE PERIOD ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO AMERICASBANK CORP., C/O ASSISTANT SECRETARY, 500 YORK ROAD, TOWSON, MARYLAND 21204. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 5, 2007, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

OTHER BUSINESS

The management of the AmericasBank Corp. does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with the instructions of a majority of the Board of Directors.

By Order of the Board of Directors

/s/ Lee W. Warner

Lee W. Warner
Chairman of the Board

April 16, 2007

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AMERICASBANK CORP.

ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2007

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AmericasBank Corp. (the “Company”) hereby appoints Mark H. Anders and Lee W. Warner, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 23, 2007, and at any adjournment or postponement of such meeting for the purposes identified on the reverse and with discretionary authority as to any other matters that may properly come before the Annual Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL DESCRIBED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICASBANK CORP.

May 23, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

...

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

☒

				FOR	AGAINST	ABSTAIN

1. Proposal 1 – Election of Directors			2. Proposal 2 – To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of AmercasBank Corp. for 2007.	☐	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	Nominees: ¡ Savas J. Karas ¡ Kenneth D. Pezzulla ¡ Graylin E. Smith ¡ John C. Weiss, III ¡ William L. Wilcox, Jr.	For Term to Expire 2010 For Term to Expire 2010 For Term to Expire 2010 For Term to Expire 2010 For Term to Expire 2010

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			3. In their discretion the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or at any adjournment thereof.

This proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

To change the address on your account, please check the box at right and        ☐

indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

If you plan to attend the meeting, please so indicate by checking the box so that we may make appropriate arrangements for the meeting. ☐

Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.